Exhibit 23.1

                       Consent of Independent Accountants


       We hereby consent to the incorporation in the Form 10-KSB of Lincoln International Corporation of our report dated October 26, 2004, relating to the audited financial statements of Lincoln International Corporation as of and for the year ended July 31, 2004.



                                        /s/ Carpenter, Mountjoy & Bressler, PSC
                                            ------------------------------------
                                            Date: October 28, 2005